UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 30, 2024

(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Darden Center Drive, Orlando, Florida 32837

(Address of principal executive offices, including zip code)

(407) 245-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	DRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 8.01	Other Events.

On September 30, 2024, Darden Restaurants, Inc. (the “Company”) entered into an Underwriting Agreement, dated September 30, 2024 (the “Underwriting Agreement”), among the Company and BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters the Notes (as defined below).

On October 3, 2024, the Company issued and sold $400,000,000 aggregate principal amount of its 4.350% Senior Notes due 2027 (the “2027 Notes”) and $350,000,000 aggregate principal amount of its 4.550% Senior Notes due 2029 (the “2029 Notes” and, together with the 2027 Notes, the “Notes”), pursuant to the provisions of the Underwriting Agreement. The Notes were issued under the Company’s Indenture, dated as of January 1, 1996, between the Company and Computershare Trust Company, National Association (as successor to Wells Fargo Bank, National Association, successor to Wells Fargo Bank Minnesota, National Association, formerly known as Norwest Bank Minnesota, National Association), as trustee (the “Base Trustee”), as amended and supplemented by the Second Supplemental Indenture, dated as of October 4, 2023, among the Company, the Base Trustee and U.S. Bank Trust Company, National Association, as a successor trustee with respect to the Notes (the “Trustee”).

The 2027 Notes will mature on October 15, 2027 and the 2029 Notes will mature on October 15, 2029. Interest on the Notes will be paid semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2025, to holders of record on the preceding March 31 or September 30, as the case may be.

The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated debt.

The Company intends to use the net proceeds from the sale of the Notes (i) to finance the consideration for its pending acquisition of all of the outstanding shares of Chuy’s Holdings, Inc. (the “Acquisition”) and the fees and expenses in connection therewith and (ii) for other general corporate purposes, which may include working capital, capital expenditures, acquisitions and the repayment of short-term debt.

The 2029 Notes are subject to a special mandatory redemption provision (the “Special Mandatory Redemption”) pursuant to which, if (i) the Acquisition is not consummated on or before the later of (x) February 17, 2025 (the “End Date”) and (y) the date that is five business days after any later date to which the End Date may be extended pursuant to the terms of the Acquisition (such later date, the “Special Mandatory Redemption End Date”) or (ii) the Company notifies the Trustee that it will not pursue the consummation of the Acquisition, then the Company will be required to redeem the 2029 Notes in whole, at a special mandatory redemption price equal to 101% of the aggregate principal amount of the 2029 Notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption End Date. The 2027 Notes are not subject to the Special Mandatory Redemption.

The Notes are registered under the Securities Act of 1933, as amended, pursuant to the Company’s Registration Statement on Form S-3, Registration No. 333-267757, filed with the Securities and Exchange Commission (the “Commission”) on October 6, 2022. The Company has filed with the Commission a Prospectus, dated October 6, 2022 (Registration No. 333-267757), and a Prospectus Supplement, dated September 30, 2024, in connection with the issuance of the Notes.

Also on October 3, 2024, in connection with the completion of the issuance and sale of the Notes, the Company terminated its previously disclosed senior unsecured $600 million 2-year Term Loan Agreement, dated as of September 16, 2024 (the “Term Loan Agreement”), among the Company, Bank of America, N.A., as administrative agent, the lenders and other agents party thereto. There was no amount outstanding under the Term Loan Agreement when it was terminated.

Copies of the (i) Underwriting Agreement, (ii) Officers’ Certificate and Authentication Order, dated October 3, 2024, for the Notes (which includes the forms of Notes), (iii) Opinion of Hunton Andrews Kurth LLP and (iv) Opinion of Anthony G. Morrow, Esq. are attached hereto as Exhibits 1.1, 4.1, 5.1 and 5.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated September 30, 2024, among the Company and BofA Securities, Inc., Truist Securities, Inc., U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

4.1	Officers’ Certificate and Authentication Order, dated October 3, 2024, for the 4.350% Senior Notes due 2027 and the 4.550% Senior Notes due 2029.

5.1	Opinion of Hunton Andrews Kurth LLP.

5.2	Opinion of Anthony G. Morrow, Esq.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/s/ Rajesh Vennam
Rajesh Vennam
Senior Vice President and Chief Financial Officer

Date: October 3, 2024